EXHIBIT 32.1

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, each undersigned officer of NYSE Euronext (the “Company”) hereby certifies that, to such officer’s knowledge, Amendment No. 1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2007	/s/ JOHN A. THAIN
John A. Thain Chief Executive Officer NYSE Euronext

Date: May 1, 2007	/s/ NELSON CHAI
Nelson Chai Chief Financial Officer NYSE Euronext

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.